Exhibit A

Information about the Reporting Persons

Shell Pipeline Company LP

Name	Title	Citizenship / State of Organization
Shell Pipeline GP LLC	General Partner of Shell Pipeline Company LP	Delaware
Alton G. Smith	President	United States
Shawn J. Carsten	Vice President - Finance	United States
Preston J. McGlory	Vice President - Tax	United States
Steven C. Ledbetter	Vice President	United States
Lynn S. Borgmeier	Secretary	United States
Christopher D. Jackson	Treasurer	United States
Linda L. Meagher	Assistant Secretary	United States
Kristy B. Krus	Assistant Treasurer	United States

Shell Midstream LP Holdings LLC

Name	Title	Citizenship / State of Organization
Shell Pipeline Company LP	Sole Member of Shell Midstream LP Holdings LLC	Delaware
Kevin M. Nichols	President and Chief Executive Officer	United States
Shawn J. Carsten	Vice President and Chief Financial Officer	United States
Preston J. McGlory	Vice President - Tax	United States
Steven C. Ledbetter	Vice President	United States
Alton G. Smith	Vice President	United States
Christopher D. Jackson	Treasurer	United States
Lynn S. Borgmeier	Secretary	United States
Linda L. Meagher	Assistant Secretary	United States
Kristy B. Krus	Assistant Treasurer	United States

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